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                                  EXHIBIT 24.1

                              CONSENT OF ATTORNEYS

    Reference is made to the Registration Statement on Form S-3 of Evergreen Resources, Inc.

    I hereby consent to the use of my opinion concerning the legality of the securities being registered dated December 11, 1996 filed as an exhibit to the Registration Statement, and to being named in the Registration Statement as having advised Evergreen Resources, Inc. as to the legality of its securities to be sold.



                                                  JOHN B. WILLS
                                                  Attorney at Law


                                                  By: /s/John B. Wills
                                                      John B. Wills


Denver, Colorado
December 11, 1996